UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2017

ESSA BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania	18360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 421-0531

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 2, 2017, the 2017 Annual Meeting of Stockholders of ESSA Bancorp, Inc. (the “Company”) was held at Northampton Community College, Monroe Campus, Tannersville, Pennsylvania 18372 at 10:00 a.m., local time (the “2017 Annual Meeting”). The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 26, 2017.

The matters considered and voted on by the stockholders at the 2017 Annual Meeting and the votes of the stockholders were as follows:

Proposal 1 – Election of Four Directors

The stockholders elected the following directors who were nominated to serve for a term of three years.

	For	Withheld	Broker non-votes
Daniel J. Henning	7,190,048	583,522	2,136,216

Frederick E. Kutteroff	7,154,629	618,941	2,136,216

Elizabeth B. Weekes	7,129,546	644,024	2,136,216

The stockholders elected the following director who was nominated to serve for a term of one year.

	For	Withheld	Broker non-votes
Brian T. Regan	7,456,948	316,622	2,136,216

Proposal 2 –Ratification of the Appointment of Independent Registered Public Accountants

The stockholders approved the ratification of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

For	Against	Abstain
9,726,858	43,126	139,802

Proposal 3 – Advisory Vote on Executive Compensation

The stockholders approved, on a non-binding, advisory basis, the resolution regarding the executive compensation described in the Proxy Statement as follows:

For	Against	Abstain	Broker non-votes
7,250,442	405,272	117,856	2,136,216

Proposal 4 – Advisory Vote on Frequency of Future “Say-on-Pay” Advisory Votes

The stockholders voted, on a non-binding, advisory basis, on the frequency that stockholders will vote on the Company’s executive compensation as follows:

1 Year	2 Years	3 Years	Abstain	Broker non-votes
6,881,776	196,508	605,278	90,008	2,136,216

In light of the voting results concerning the frequency with which stockholders will vote on the Company’s executive compensation, the Company’s Board of Directors intends that the Company will hold an annual advisory, non-binding vote on its executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSA BANCORP, INC.

DATE: March 7, 2017	By:	/s/ Gary S. Olson
Gary S. Olson
President and Chief Executive Officer